THIS INSTRUMENT EVIDENCES A RENEWAL, AMENDMENT AND RESTATEMENT OF AN EXISTING OBLIGATION WITH NO NEW OBLIGOR. FLORIDA DOCUMENTARY STAMP TAX ON THE INDEBTENESS EVIDENCED BY THE PRIOR NOTE OBLIGATIONS RENEWED BY THIS INSTRUMENT WERE PAID AND AFFIXED TO (I) THAT CERTAIN AMENDED AND RESTATED REAL ESTATE MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT RECORDED ON AUGUST 16, 2024 AS INSTRUMENT NUMBER 119780564 IN THE PUBLIC RECORDS OF BROWARD COUNTY, FLORIDA (THE “PUBLIC RECORDS”), (II) THAT CERTAIN NOTICE OF FUTURE ADVANCE AND AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING RECORDED ON MARCH 29, 2022 AS INSTRUMENT #118039413 IN THE PUBLIC RECORDS, AND (III) THAT CERTAIN MORTGAGE AND SECURITY AGREEMENT RECORDED ON NOVEMBER 12, 2020 AS INSTRUMENT NUMBER 116856370 IN THE PUBLIC RECORDS. ADDITIONAL FLORIDA DOCUMENTARY STAMP TAX IN THE AMOUNT OF $10,999.10 BASED UPON THE FUTURE ADVANCE DESCRIBED HEREIN IN THE AMOUNT OF $3,142,564.07 ARE BEING PAID AND AFFIXED TO THE MORTGAGE INSTRUMENT SECURING THIS NOTE UPON RECORDATION THEREOF, PURSUANT TO SECTION 201.09, FLORIDA STATUTES AND RULE 12B-4.052(10)(B) OF THE FLORIDA ADMINISTRATIVE CODE.

AMENDED AND RESTATED RENEWAL PROMISSORY NOTE

$47,700,000.00

New York, New York

September 23, 2026

FOR VALUE RECEIVED, ENVY DEVELOPMENT DE, LLC, a Delaware limited liability company, as maker, having its principal place of business at 4300 North University Drive, Suite D105, Lauderhill, Florida 33351 (“Maker”), hereby unconditionally promises to pay to the order of LOANCORE CAPITAL CREDIT REIT LLC, a Delaware limited liability company, as lender, having an address at c/o LoanCore Capital, 55 Railroad Avenue, Suite 100, Greenwich, Connecticut 06830 (together with its successors and/or assigns, “Lender”), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of FORTY-SEVEN MILLION SEVEN HUNDRED THOUSAND AND NO/100 DOLLARS ($47,700,000.00), or so much thereof as is advanced pursuant to that certain Loan Agreement dated the date hereof between Maker, Envy Recreational LLC, a Delaware limited liability company, and Lender (as the same may be amended, modified, supplemented, replaced or otherwise modified from time to time, the “Loan Agreement”), in lawful money of the United States of America, with interest thereon to be computed from the date of this Amended and Restated Promissory Note (this “Note”) at the Interest Rate (as defined in the Loan Agreement), and to be paid in accordance with the terms of this Note and the Loan Agreement. All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement.

This Note amends and restates (and renews and replaces in its entirety) the provisions of that certain Amended and Restated Promissory Note dated August 29, 2024, in the original principal amount of $55,219,985.00, executed by Maker in favor of FC Envy, LLC, attached hereto as Exhibit A (as amended and assigned, the “Existing Note”) together with all allonges thereto, on which Existing Note the outstanding principal balance as of the date hereof is $44,557,435.93, without constituting a novation, satisfaction, cancellation or extinguishment of the Existing Note, but that henceforth the indebtedness represented thereby and the obligations thereof shall be paid in accordance with the terms and conditions of this Note, and not in accordance with the terms and conditions of the Existing Note. This Note evidences such indebtedness, together with an additional indebtedness in the maximum principal sum of $3,142,564.07, for a total aggregate indebtedness in the maximum principal amount of $47,700,000.00.

ARTICLE 1: PAYMENT TERMS

Maker agrees to pay the principal sum of this Note and interest on the unpaid principal sum of this Note and all other amounts due under this Note, the Loan Agreement and the other Loan Documents from time to time outstanding, at the rates and at the times specified in the Loan Agreement, and the outstanding balance of the principal sum of this Note and all accrued and unpaid interest thereon and all other amounts due under this Note, the Loan Agreement and the other Loan Documents shall be due and payable on the Maturity Date.

ARTICLE 2: DEFAULT AND ACCELERATION

Upon the occurrence and during the continuance of an Event of Default (other than an Event of Default described in paragraph (f) or (g) of Section 8.1 of the Loan Agreement) and at any time and from time to time thereafter, in addition to any other rights or remedies available to it pursuant to the Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Maker and in and to the Property; including declaring the Debt to be immediately due and payable (including unpaid interest, Default Rate interest, Late Payment Charges, Spread Maintenance Premium, Exit Fees and any other amounts owing by Maker), without notice or demand; and upon the occurrence and during the continuance of any Event of Default described in paragraph (f) or (g) of Section 8.1 of the Loan Agreement, the Debt (including unpaid interest, Default Rate interest, Late Payment Charges, Spread Maintenance Premium, Exit Fees and any other amounts owing by Maker) shall immediately and automatically become due and payable, without notice or demand, and Maker hereby expressly waives any such notice or demand, anything contained in any Loan Document to the contrary notwithstanding.

ARTICLE 3: LOAN DOCUMENTS

This Note is secured by the Mortgages and the other Loan Documents. All of the terms, covenants and conditions contained in the Loan Agreement, the Mortgages and the other Loan Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein. In the event of a conflict or inconsistency between the terms of this Note and the Loan Agreement, the terms and provisions of the Loan Agreement shall govern.

ARTICLE 4: SAVINGS CLAUSE

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Notwithstanding anything to the contrary contained herein, (a) all agreements and communications between Maker and Lender are hereby and shall automatically be limited so that, after taking into account all amounts deemed to constitute interest, the interest contracted for, charged or received by Lender shall never exceed the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by this Note and as provided for herein or the other Loan Documents, under the laws of such State or States whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan (the “Maximum Legal Rate”), (b) in calculating whether any interest exceeds the Maximum Legal Rate, all such interest shall be amortized, prorated, allocated and spread over the full amount and term of all principal indebtedness of Maker to Lender, and (c) if through any contingency or event, Lender receives or is deemed to receive interest in excess of the Maximum Legal Rate, any such excess shall be deemed to have been applied toward the payment of the principal of any and all then outstanding indebtedness of Maker to Lender, or if there is no such indebtedness, shall immediately be returned to Maker.

ARTICLE 5: NO ORAL CHANGE

This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Maker or Lender, but only by an agreement in writing signed by the party(ies) against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

ARTICLE 6: WAIVERS

To the extent permitted by applicable law, Maker and all others who may become liable for the payment of all or any part of the Debt do hereby jointly and severally waive presentment and demand for payment, notice of dishonor, notice of intention to accelerate, notice of acceleration, protest and notice of protest and non-payment and all other notices of any kind. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Loan Agreement or the other Loan Documents made by agreement between Lender and any other Person shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Maker or any other Person who may become liable for the payment of all or any part of the Debt under this Note, the Loan Agreement or the other Loan Documents. No notice to or demand on Maker shall be deemed to be a waiver of the obligation of Maker or of the right of Lender to take further action without further notice or demand as provided for in this Note, the Loan Agreement or the other Loan Documents. If Maker is a partnership or limited liability company, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the individuals or entities comprising the partnership or limited liability company, and the term “Maker,” as used herein, shall include any alternate or successor partnership or limited liability company, but any predecessor partnership or limited liability company and its partners or members shall not thereby be released from any liability. If Maker is a corporation, the agreements contained herein shall remain in full force and be applicable, notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation, and the term “Maker,” as used herein, shall include any alternative or successor corporation, but any predecessor corporation shall not be relieved of liability hereunder. Nothing in the foregoing two

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sentences shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such partnership, limited liability company or corporation which may be set forth in the Loan Agreement, the Mortgages or any other Loan Document.

ARTICLE 7: INTENTIONALLY OMITTED ARTICLE 8: TRANSFER

Upon the transfer of this Note by Lender, Maker hereby waiving notice of any such transfer, except as expressly required under the Loan Agreement, Lender may deliver all the collateral mortgaged, granted, pledged or assigned pursuant to the Loan Documents, or any part thereof, to the transferee who shall thereupon become vested with all the rights herein or under applicable law given to Lender with respect thereto, and Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter; but Lender shall retain all rights hereby given to it with respect to any liabilities and the collateral not so transferred.

ARTICLE 9: EXCULPATION

The provisions of Section 10.1 of the Loan Agreement are hereby incorporated by reference into this Note to the same extent and with the same force as if fully set forth herein.

ARTICLE 10: GOVERNING LAW; JURISDICTION; SERVICE OF PROCESS

(a)               THIS NOTE WAS NEGOTIATED IN THE STATE OF NEW YORK AND THE PROCEEDS OF THIS NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS NOTE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS CREATED PURSUANT TO THE LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE VALIDITY AND THE ENFORCEABILITY OF ALL LOAN DOCUMENTS AND THE DEBT. TO THE FULLEST EXTENT PERMITTED BY LAW, MAKER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS NOTE, AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO § 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b)               ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR MAKER ARISING OUT OF OR RELATING TO THIS NOTE MAY AT LENDER’S

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OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND MAKER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND MAKER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. MAKER DOES HEREBY DESIGNATE AND APPOINT:

COZEN O’CONNOR

ATTENTION: WILLIAM F. DAVIS, ESQ. 3 WTC

175 GREENWICH STREET, 55TH FLOOR NEW YORK, NEW YORK 10007

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND MAKER AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO MAKER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON MAKER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. MAKER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST MAKER IN ANY OTHER JURISDICTION.

ARTICLE 11: WAIVER OF JURY TRIAL

MAKER (AND LENDER BY ACCEPTANCE HEREOF) HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND FOREVER WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST, WITH REGARD TO THIS NOTE, THE MORTGAGES OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY MAKER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH

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THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY MAKER.

ARTICLE 12: SUCCESSORS AND ASSIGNS

This Note shall be binding upon, and shall inure to the benefit of, Maker and Lender and their respective successors and permitted assigns. Lender shall have the right to assign or transfer its rights under this Note in connection with any assignment of the Loan and the Loan Documents in each case subject to the provisions of the Loan Agreement. Any assignee or transferee of Lender shall be entitled to all the benefits afforded to Lender under this Note. Maker shall not have the right to assign or transfer its rights or obligations under this Note without the prior written consent of Lender, as provided in the Loan Agreement, and any attempted assignment without such consent shall be null and void.

ARTICLE 13: NOTICES

All notices or other written communications hereunder shall be delivered in accordance with Section 6.1 of the Loan Agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, Maker has duly executed this Note as of the day and year first above written.

MAKER:

ENVY DEVELOPMENT DE, LLC,

a Delaware limited liability company

By: /s/ Shaun Quin

Name: Shaun Quin

Title: Authorized Signatory

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